CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224890 on Form S-8 of our report dated April 25, 2025, relating to the financial statements of Sunlands Technology Group appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 25, 2025